Exhibit 99.1

Monogram Residential Trust, Inc. Completes Self-Management Transaction and Rebranding Process.

Mark Alfieri named CEO.

PLANO, Texas – July 1, 2014 – Today Monogram Residential Trust, Inc. (formerly known as Behringer Harvard Multifamily REIT I, Inc.) (the REIT)  announced that it had closed its self-management transaction with its sponsor, and is now a fully integrated and self-managed company. The REIT has rebranded and will now be known as Monogram Residential Trust, Inc. With the transaction complete, all corporate employees and on-site management staff are now employed by the REIT.

The REIT owns one of the youngest portfolios in the industry.  As of March 31, 2014, the REIT had consolidated assets of approximately $2.9 billion and a development portfolio of approximately $1.5 billion in various phases of development. The impressive portfolio is due to strategic acquisitions, developments and joint ventures over the past seven years.

In connection with the closing of the self-management transaction, Mark Alfieri, a 25-year veteran of the multifamily industry, was appointed Chief Executive Officer of the REIT.  In addition to Mr. Alfieri, the senior leadership team has transitioned to the REIT, and has expanded to include several new executives with industry expertise to help lead the REIT.

“The transition to a fully integrated company represents an important step for the REIT.  We are pleased this process is now complete and look forward to introducing the new Monogram brand, which showcases our commitment to enhancing value for our shareholders and an unparalleled ‘Tailored Living’ experience for our residents,” said Mark Alfieri, CEO of the REIT.  Alfieri continued, “We believe this change will position the REIT to continue to build on its existing portfolio and allow the REIT to create value for its investors. This change will help ensure that we deliver on our strategic plan and affirms the Monogram brand as the new standard in the luxury multifamily real estate sector.”

An affiliate of the REIT will manage its collection of luxury multifamily communities and be known as the Monogram Apartment Collection, LLC. The Monogram Apartment Collection is founded on a fully integrated management platform introducing a unique “tailored living” experience for its residents, which delivers excellent service, upscale amenities and eco-conscious practices for each of its communities.

In addition to the move to self-management, the REIT has relocated into their new corporate headquarters located at Granite Park in Plano, Texas.

About the REIT

Monogram Residential Trust, Inc. (the REIT), is a Plano, Texas-based real estate investment trust that invests in, develops and operates high quality multifamily communities offering location and lifestyle amenities. The REIT invests in stabilized operating properties and properties in various phases of development, with a focus on communities located in the top 50 Metropolitan Statistical Areas of the United States. The REIT’s portfolio includes investments in 57 multifamily communities in 12 states comprising 16,306 apartment homes.

Forward-Looking Statements

This release contains forward-looking statements relating to the business and financial outlook of the REIT that are based on our current expectations, estimates, forecasts and projections and are not guarantees of future performance. Actual results may differ materially from those expressed in these forward-looking statements, and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this release. Such factors include those described in the Risk Factors section of the REIT’s Annual Report on Form 10-K for the year ended December 31, 2013, and in subsequent Quarterly Reports on Form 10-Q. Forward-looking statements in this release speak only as of the date on which such statements were made, and we undertake no obligation to update any such statements that may become untrue because of subsequent events. We claim the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Media Contact

James Savage, Edelman on behalf of the REIT

James.savage@edelman.com

(214) 443-7563

Trevor Gibbons, Edelman on behalf of the REIT

Trevor.Gibbons@edelman.com

(212) 704-8166

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